UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 12, 2006
United Components, Inc.
(Exact name of registrant as specified in its chapter)

Delaware	333-107219	04-3759857
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
14601 Highway 41 North
Evansville, Indiana 47725
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (812) 867-4156
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure*
United Components, Inc. (the “Company”) is furnishing certain projected financial information to investors. The Company currently believes that adjusted EBITDA for the year ending December 31, 2007 will be in the range of $145 to $150 million, and capital expenditures will be in the range of $32 to $36 million. In addition, the Company has previously reported that it expects the integration of the recently acquired ASC Industries water pump operations with the Company’s existing water pump operations, when complete, will generate between $10 and $12 million in annual savings in the areas of operations, procurement and facilities. The Company now expects those savings to be between $12 and $14 million per year, to be achieved by 2008.
The Company is furnishing the information in this Current Report on Form 8-K to comply with Regulation FD.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized this 12th day of December, 2006.

UNITED COMPONENTS, INC.
By:	/s/ Charles T. Dickson
Name:	Charles T. Dickson
Title:	Chief Financial Officer